SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Simplicity Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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September 18, 2014

Dear Stockholder:

We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Simplicity Bancorp, Inc., the parent company of Simplicity Bank.  The annual meeting will be held at the Hilton Hotel Pasadena, located at 168 South Los Robles, Pasadena, California 91101, at 5:00 p.m., local time, on October 29, 2014.

The enclosed notice of annual meeting of stockholders and proxy statement describes the formal business to be transacted at the annual meeting.  During the annual meeting we will also report on the operations of Simplicity Bancorp, Inc.The business to be conducted at the annual meeting includes the election of three directors,  the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 and the consideration of an advisory, non-binding resolution with respect to the executive compensation described in this proxy statement.  Our directors and officers will be present to respond to any questions that stockholders may have.

We are furnishing proxy materials to our stockholders over the Internet.  You may read, print and download our 2014 annual report to stockholders on Form 10-K and our proxy statement at www.proxyvote.com. On September 18, 2014, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares online.  The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail.  If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the Internet.  You may vote your shares by Internet, telephone, regular mail or in person at the annual meeting. Instructions regarding the various methods of voting are contained on the notice and on the proxy card.

Our Board of Directors has determined that the matters to be considered at the annual meeting are in the best interests of Simplicity Bancorp, Inc. and its stockholders.  For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to vote your shares of common stock as soon as possible even if you currently plan to attend the annual meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.

Sincerely,

/s/Dustin Luton
Dustin Luton
President and Chief Executive Officer

SIMPLICITY BANCORP, INC.
1359 North Grand Avenue
Covina, California 91724
(800) 524-2274

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 29, 2014

Notice is hereby given that the 2014 Annual Meeting of Stockholders of Simplicity Bancorp, Inc. will be held at the Hilton Hotel Pasadena, located at 168 South Los Robles, Pasadena, California 91101, on October 29, 2014 at 5:00 p.m., local time.

The annual meeting is for the purpose of considering and acting upon:

1.	The election of three directors of Simplicity Bancorp, Inc.;

2.	The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for Simplicity Bancorp, Inc. for the fiscal year ending June 30, 2015;

3.	An advisory, non-binding resolution with respect to the executive compensation described in this proxy statement; and

transacting such other business as may properly come before the annual meeting, or any adjournments thereof.  As of the date of this notice, the Board of Directors is not aware of any other business to come before the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.  Stockholders of record at the close of business on September 5, 2014, are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

We call your attention to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting.  You may also read, print and download our 2014 Annual Report to Stockholders on Form 10-K and our proxy statement at www.proxyvote.com.   Please read those documents carefully.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nicole Perkins
Nicole Perkins
Corporate Secretary

Covina, California
September 18, 2014

PROXY STATEMENT

SIMPLICITY BANCORP, INC.
1359 North Grand Avenue
Covina, California 91724
(800) 524-2274

ANNUAL MEETING OF STOCKHOLDERS
October 29, 2014

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Simplicity Bancorp, Inc. to be used at the 2014 Annual Meeting of Stockholders of Simplicity Bancorp, Inc., which will be held at the Hilton Hotel Pasadena, located at 168 South Los Robles, Pasadena, California, on October 29, 2014, at 5:00 p.m., local time, and all adjournments of the annual meeting.  The notice of annual meeting of stockholders and this proxy statement are first being made available to stockholders on or about September 18, 2014.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Simplicity Bancorp, Inc. will be voted in accordance with the directions given thereon. You can vote your shares of our common stock prior to the annual meeting by internet, telephone or regular mail in accordance with instructions set forth on the stockholder notice or the proxy card. Proxies received by us, which are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this proxy statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Simplicity Bancorp, Inc., Nicole Perkins, at our address shown above, by returning a duly executed proxy bearing a later date, by internet, telephone or regular mail in accordance with instructions set forth on the stockholder notice or proxy card or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had previously given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Corporate Secretary of Simplicity Bancorp, Inc. prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on September 5, 2014 are entitled to one vote for each share then held.  As of the record date, there were 7,393,308 shares of our common stock issued and outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, a stockholder may vote FOR the election of the nominees proposed by the Board of Directors, or WITHHOLD authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of Crowe Horwath LLP as our independent registered public accounting firm, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification.  The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2015.  The ratification of this matter shall be determined without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a stockholder may: (i) vote FOR the resolution; (ii) vote AGAINST the resolution; or (iii) ABSTAIN from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or proxies marked “ABSTAIN,” is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Simplicity Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Simplicity Bancorp, Inc. or the Board of Directors.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of the 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Simplicity Bancorp, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Simplicity Bancorp, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

If you have selected a broker, bank, or other intermediary to hold your common stock rather than having the shares directly registered in your name with our transfer agent, Broadridge, you will receive instructions directly from your broker, bank, or other intermediary in order to vote your shares.  Your brokerage firm may also provide the ability to vote your proxy by telephone or online.  Please be advised that if you choose not to vote your proxy, your brokerage firm has the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” routine matters.  The ratification of our independent registered public accounting firm is deemed to be a routine matter.  Your brokerage firm under applicable stock market rules may not vote your shares without instruction for non-routine matters such as the election of directors and the advisory, non-binding resolution.  Your brokerage firm will instead cast a broker non-vote.  Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

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Persons and groups who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended.  The following table sets forth, as of the record date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding
Castine Capital Management, LLC Paul Magidson Castine Partners II One International Place, Suite 2401 Boston, MA 02110(2)	686,000	8.58%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210 (3)	768,305	9.75%

Principal Financial Group Inc. Delaware Charter Guarantee and Trust Company dba Principal Trust Company 711 High Street Des Moines, IA 50392(4)	709,621	9.14%

Ryan Heslop Ariel Warszawski Firefly Value Partners, L.P. FVP GP, LLC Firefly Management Company GP, LLC FVP Master Fund, L.P. 551 Fifth Ave., 36th Floor New York, NY 10176(5)	461,922	5.9%

Bay Pond Partners, L.P Wellington Hedge Management, LLC 280 Congress Street Boston, MA 02210(6)	548,211	6.96%

MHC Mutual Conversion Fund, L.P. Clover Partners, L.P. Clover Investments, L.L.C. Michael C. Mewhinney c/o Clover Partners, L.P. 100 Crescent Court, Suite 575 Dallas, TX 75201(7)	436,427	5.7%

Sy Jacobs Jacobs Asset Management 11 East 26th Street, Suite 1900 New York, NY 10010(8)	450,000	6.08%

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(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)
Amount and percent of shares is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014 by Castine Capital Management, LLC, Paul Magidson and Castine Partners II, LP.

(3)	Amount and percent of shares is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014 by Wellington Management Company, LLP.
(4)
Amount and percent of shares is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2014, by Principal Financial Group Inc. and Principal Trust Company as Trustee for the Simplicity Bank Employee Stock Ownership Plan and the Simplicity Bank Employees’ Savings & Profit Sharing Plan.

(5)
Amount and percent of shares is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014 by Ryan Heslop, Ariel Warszawski, Firefly Value Partners, L.P., FVP GP, LLC, Firefly Management Company GP, LLC and FVP Master Fund, L.P.

(6)	Amount and percent of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014 by Bay Pond Partners, L.P. and Wellington Hedge Management, LLC.
(7)
Amount and percent of shares is based on a Schedule 13D filed with the Securities and Exchange Commission on February 24, 2014 by MHC Mutual Conversion Fund, L.P., Clover Partners, L.P., Clover Investments, L.L.C. and Michael C. Mewhinney.

(8)	Amount and percent of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on June 30, 2014 by Sy Jacobs and Jacobs Asset Management, LLC.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members. Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The governance/nominating committee has nominated John H. Cochrane, Dustin Luton and Donald R. Voss to serve as directors for three-year terms.

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The following table as of September 5, 2014, provides the positions, ages and terms of office as applicable to our nominees, continuing directors and executive officers along with the beneficial ownership of our common stock held by our nominees, continuing directors and executive officers, individually and as a group. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name (1)	Age (2)	Positions Held with Simplicity Bancorp, Inc.	Director Since (3)	Current Term to Expire	Shares of Common Stock Beneficially Owned (4)(5)		Percent of Class
John H. Cochrane	53	Director	2011	2014	7,000		*	%
Donald R. Voss	64	Chairman of the Board	2011	2014	3,900	(6)	*
Dustin Luton	44	Director, President	2012	2014	109,677	(7)	1.48
		and Chief Executive Officer
Giovani O. Dacumos	44	Director	2010	2015	6,898	(8)	*
Michael J. Sacher	61	Director	2008	2015	25,959	(9)	*
Robert C. Steinbach	61	Director	2000	2015	50,372	(10)	*

James L. Breeden	71	Director	1987	2016	39,721	(11)	*
Laura G. Weisshar	63	Director	2007	2016	31,732	(12)	*

Jean M. Carandang	49	Chief Financial Officer	N/A	N/A	33,227	(13)	*
Jeanne R. Thompson**	67	Chief Administrative Officer	N/A	N/A	75,895	(14)	1.03
David G. Hanighen**	56	Chief Information Officer	N/A	N/A	10,456	(15)	*
Robert R. Reed**	45	Chief Retail Banking Officer	N/A	N/A	19,082	(16)	*

All nominees, directors and executive officers as a group (12 persons)							4.62%

*	Less than 1%.
**	Ms. Thompson, Mr. Hanighen and Mr. Reed are officers of Simplicity Bank only.
(1)	The mailing address for each person listed is 1359 North Grand Avenue, Covina, California 91724.
(2)	As of September 5, 2014.
(3)
For Director Breeden, reflects initial appointment to the Board of Directors of Kaiser Permanente Federal Credit Union, the predecessor to Simplicity Bank.  Each director of Simplicity Bancorp, Inc. is also a director of Simplicity Bank.

(4)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time with 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(5)
Includes the following amounts of unvested shares of restricted stock granted under the Simplicity Bancorp, Inc. 2004 Recognition and Retention Plan and the Simplicity Bancorp, Inc. 2011 Equity Incentive Plan: 832 shares for director Breeden, 832 shares for director Cochrane, 1,232 shares for director Dacumos, 832 shares for director Sacher, 832 shares for director Steinbach, 832 shares for director Voss, 832 shares for director Weisshar, 19,236 shares for Mr. Luton, 8,884 shares for Ms. Carandang, 7,361 shares for Ms. Thompson, 6,747 shares for Mr. Hanighen and 6,724 shares for Mr. Reed.

(6)	Includes 1,000 shares of common stock held in a trust for Mr. Voss.
(7)
Includes 13,713 shares of common stock held in the Simplicity Bank employee stock ownership plan, 6,446 shares of common stock held in the Simplicity Bank 401(k) Plan and 1,438 shares held in an IRA for Mr. Luton.   Also, includes 47,964 stock options that have vested or will vest within 60 days after September 5, 2014.

(8)	Includes 1,000 shares of common stock held by Mr. Dacumos’ spouse.
(9)	Includes 5,878 shares of common stock held in a trust and 1,000 shares in a SEP IRA for Mr. Sacher. Includes 14,388 stock options that have vested or will vest within 60 days after September 5, 2014.
(10)	Includes 30,207 shares held in a trust for Mr. Steinbach and 17,265 stock options that have vested or will vest within 60 days after September 5, 2014.
(11)
Includes 1,896 shares of common stock held by Mr. Breeden’s spouse and 11,150 shares of common stock held in an IRA for Mr. Breeden.  Includes 4,855 stock options that have vested or will vest within 60 days after September 5, 2014.

(12)	Includes 11,568 shares of common stock held in a living trust. Includes 14,388 stock options that have vested or will vest within 60 days after September 5, 2014.
(13)
Includes 8,281 shares of common stock held in the Simplicity Bank employee stock ownership plan and 7,306 shares of common stock held in the Simplicity Bank 401(k) Plan.  Also, includes 5,395 stock options that have vested or will vest within 60 days after September 5, 2014.

(14)
Includes 19,188 shares of common stock held in the Simplicity Bank employee stock ownership plan and 11,795 shares of common stock held in the Simplicity Bank 401(k) Plan. Includes 26,617 stock options that have vested or will vest within 60 days after September 5, 2014.

(15)	Includes 2,241 shares of common stock in the Simplicity Bank employee stock ownership plan.
(16)	Includes 4,586 shares of common stock in the Simplicity Bank employee stock ownership plan and 6,420 shares of common stock held in the Simplicity Bank 401(k) Plan.

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The Business Background of Simplicity Bancorp, Inc.’s Nominees, Continuing Directors and Executive Officers

The board believes that the many years of service that many of our directors have at Simplicity Bancorp, Inc. and Simplicity Bank serves as an important qualification for service on our board.  This service has given them extensive knowledge of the banking business of Simplicity Bank and Simplicity Bancorp, Inc.  Furthermore, their service on our board committees, especially in the areas of audit, compensation and corporate governance, is critical to their ability to oversee the management of Simplicity Bank by our executive officers.  Each director brings special skills, experience and expertise to the board as a result of his or her other business activities and associations.  The business experience of each of our directors for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that further supports his or her service as a director are set forth below.  Unless otherwise indicated, each director has held his or her current position for at least the past five years.

Nominees

John H. Cochrane. Mr. Cochrane serves as President and Chief Executive Officer of be.group, formerly known as Southern California Presbyterian Homes, one of the nation’s largest nonprofit organizations dedicated to providing quality housing, health and support services for older adults of all faiths.  Prior to joining be.group in August 2009, he served as Chief Operating Officer from December 2006 to July 2009 at Lifespace Communities, a nonprofit operator of senior living communities located throughout the Midwest and Florida.  Mr. Cochrane is a graduate of Northwestern University School of Law in Chicago and practiced law in the areas of real estate and finance before working in senior housing.  He brings general management, legal, risk management and brand development skills to his service on the board, compensation committee and governance/nominating committee.

Donald R. Voss. Mr. Voss was appointed as Chairman of the Board on October 30, 2013.  He is also an elected Councilmember of the City of La Cañada Flintridge, California.  He became a member of the City Council in 2006 following five years service as City Treasurer.  Previously, Mr. Voss held a variety of positions in a 25 year career with First Interstate Bank, culminating as an Executive Vice President and Manager of the U.S. Banking Division.  Much of his banking experience was with domestic and international financial institutions.  He brings general business, financial, credit and risk management, treasury management, and governance skills, which are of importance to his service on our board, audit committee and governance/nominating committee.

Dustin Luton. Mr. Luton was appointed President and Chief Executive Officer of Simplicity Bancorp, Inc. and of Simplicity Bank effective July 1, 2011. He joined the Board of Directors in 2012. Mr. Luton served as Chief Financial Officer for Simplicity Bank from November 2006 until his appointment as the Chief Operating Officer in July 2009 and was given the additional position of President of Simplicity Bank in February 2011. He served as Chief Financial Officer of Simplicity Bancorp, Inc. (and its predecessor) since November 2006 until his appointment as President and Chief Executive Officer. Previously, he was the Partner-in-Charge of the Southern California office of the National Credit Union Division of the accounting firm, McGladrey & Pullen, LLP.  He was employed by McGladrey & Pullen, LLP beginning in 2000 and was responsible for supervising the professional staff and professional services provided to clients in the Southern California region.  Mr. Luton is a certified public accountant and his background in public accounting enhances the board’s oversight of financial reporting and disclosure issues.  The Board of Directors considers Mr. Luton’s leadership skills and knowledge of accounting, auditing and corporate governance in the financial services industry to be assets to the Board of Directors.    Additionally, as Chief Executive Officer, Mr. Luton provides the Board of Directors with unique insight into Simplicity Bancorp, Inc.’s strategy, business planning and operations.

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Directors Continuing in Office

James L. Breeden. Mr. Breeden joined the Board of Directors in 1987 and previously served as Chairman of the Board of Directors from November 2000 to October 2013. He is a retired hospital administrator for the Kaiser Foundation Hospitals where he worked for 27 years.  His management and business experience in hospital administration bring unique knowledge and skills directly related to our Kaiser Permanente affiliated customers that are beneficial to his service on the board, executive committee and compensation committee.

Giovani O. Dacumos. Mr. Dacumos joined the Board of Directors in April 2010.  Mr. Dacumos has served as Director of Systems for the Department of Building and Safety of the City of Los Angeles since 2009 and has been with the department since 1999.  He brings general business and financial skills, including a deep understanding of information technology, which is valuable to his service on our board, technology steering committee, audit committee and governance/nominating committee.

Michael J. Sacher.  Mr. Sacher joined the Board of Directors in October 2008.  He has spent the past 30 years in public accounting, specializing in the financial institutions sector.  From August 2001 through July 2008, he served as a partner in the Credit Union Division with McGladrey & Pullen, LLP.  Mr. Sacher resigned his partnership with McGladrey & Pullen to start a consulting firm providing services to the financial institutions sector. He is licensed as a certified public accountant in the State of California.  He brings specific business, financial, risk management, audit and accounting skills related to financial institutions, which are important to his service on our board, executive committee, audit committee and governance/nominating committee.

Robert C. Steinbach. Mr. Steinbach has been employed by the City of Los Angeles Department of Building and Safety since January 1985 where he currently serves as an Assistant General Manager and Chief of the Inspection Bureau of over 350 employees, including all emergency response activities.  He has served as Mayor and as City Council Member for the City of Lomita from 2000 – 2004 as well as six years as Chairman of the Planning and Community Development Advisory Boards. He brings general business, construction development, governmental relations, public/private sector relations, financial and risk management skills, including knowledge of compensation matters, to his service on our board, executive committee, compensation committee and governance/nominating committee.

Laura G. Weisshar. Ms. Weisshar has been employed by the Kaiser Foundation Health Plan since 1992, serving in a number of management positions until her appointment in 2002 as the Vice President and Controller of the Kaiser Permanente Southern California Region.  In 2010, Ms. Weisshar was promoted to the national position of Vice President of Finance for Community Benefit, Research and Health Policy. Ms. Weisshar is licensed as a certified public accountant in the State of California.  Her experience brings unique knowledge and skills related to the Kaiser Permanente affiliated customers, as well as general business, financial, audit and accounting skills, which are important to her service on our board and compensation committee.

Executive Officers Who are Not Directors

Jean M. Carandang. Ms. Carandang was appointed Chief Financial Officer of Simplicity Bancorp, Inc. on July 1, 2011. Ms. Carandang joined Simplicity Bank in December 2008 as Vice President of Finance and was appointed Chief Financial Officer of Simplicity Bank in July 2009. She was formerly Senior Vice President, Controller of PFF Bank & Trust from 2005 until 2008 and also served as Corporate Controller and Risk Officer at Quaker City Bank from 1993 until 2005.

Jeanne R. Thompson.  Ms. Thompson has served as Chief Administrative Officer since 2009.  From 2001 until 2009, she served as Chief Operating Officer of Simplicity Bank.  She served as senior vice president for branch operations of Indy Mac Bank from 2000 to 2001 upon the acquisition of First Federal Savings and Loan Association of San Gabriel Valley, where she served from 1985 to 2000.

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David G. Hanighen. Mr. Hanighen joined Simplicity Bank in October 2011 as Chief Information Officer.  He was formerly Vice President, Information Services for SchoolsFirst Federal Credit Union from 2001 until 2011 and fulfilled senior information technology leadership roles at various companies from 1980 until 2001.

Robert R. Reed. Mr. Reed joined Simplicity Bank in March 2010 as Vice President Operations. He was promoted to Senior Vice President Retail Delivery in March 2011 until being appointed Chief Retail Banking Officer of Simplicity Bank in April 2013. He was formerly Senior Vice President of Sales & Service for Arrowhead Credit Union from 2007 until 2009, and also served in various senior level positions within retail banking for Bank of America from 1990 until 2006.

Board Independence

The Board of Directors consists of a majority of “independent directors” within the meaning of the Nasdaq corporate governance listing standards. The Board of Directors has determined that directors Breeden, Cochrane, Dacumos, Sacher, Steinbach, Voss and Weisshar are each “independent” within the meaning of the Nasdaq corporate governance listing standards.  Dustin Luton is not independent because he is the President and Chief Executive Officer of Simplicity Bancorp, Inc.  There was no transaction between the members of the Board of Directors and Simplicity Bancorp, Inc. or Simplicity Bank that we considered in determining the independence of a director, except those stated in “Transactions with Certain Related Persons.” The Board of Directors has adopted a policy pursuant to which the independent directors of the board shall meet in executive sessions periodically, which meetings may be held in conjunction with regularly scheduled board meetings.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Donald R. Voss, who is a non-executive director.   Dustin Luton, our President and Chief Executive Officer, is a member of our Board of Directors.  We intend to continue to separate the Chairman and Chief Executive Officer positions.  This structure ensures a greater role for the independent directors in the oversight of Simplicity Bancorp, Inc. and Simplicity Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

The Board of Directors is actively involved in oversight of risks that could affect Simplicity Bancorp, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Simplicity Bancorp, Inc.  Risks relating to the direct operations of Simplicity Bank are further overseen by the Board of Directors of Simplicity Bank, who are the same individuals who serve on the Board of Directors of Simplicity Bancorp, Inc.  The Board of Directors of Simplicity Bank also has additional committees that conduct risk oversight separate from Simplicity Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Meetings and Committees of the Board of Directors

Our business is conducted at regular and special meetings of the full Board of Directors and its standing committees. The standing committees consist of the executive, audit, compensation and governance/nominating committees. During the fiscal year ended June 30, 2014, the Board of Directors of Simplicity Bancorp, Inc. held four regular meetings and one special meeting and the Board of Directors of Simplicity Bank held 11 regular meetings and one special meeting. No director attended fewer than 75% in the aggregate of the total number of board meetings held and the total number of committee meetings on which he or she served during fiscal 2014.

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Executive Committee. The executive committee consists of directors Voss, who serves as Chairman, Sacher and Steinbach. The executive committee meets as needed. The executive committee is generally authorized to act on behalf of the full Board of Directors when certain business matters require prompt action.  The executive committee met ten times during the fiscal year ended June 30, 2014.

Audit Committee. The audit committee consists of directors Sacher, who serves as Chairman, Dacumos, and Voss. The audit committee meets with the independent registered public accounting firm at least on a quarterly basis to discuss the results of operations and on an annual basis to review the results of the annual audit and other related matters. Each member of the audit committee is “independent” as defined in the Nasdaq corporate governance listing standards and Rule 10A-3 of the Securities and Exchange Commission. The Board of Directors has determined that director Sacher qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. The audit committee charter is available on Simplicity Bancorp, Inc.’s website at www.simplicitybancorp.com. The audit committee report is included elsewhere in this proxy statement. The audit committee met 13 times during the fiscal year ended June 30, 2014.

Compensation Committee.  The compensation committee is responsible for recommending to the full board the compensation of the Chief Executive Officer, reviewing and administering overall compensation policy, including setting performance measures and goals, approving benefit programs, managing and balancing risk in incentive compensation arrangements, establishing compensation of the Board of Directors and other matters of personnel policy and practice of Simplicity Bancorp, Inc. and Simplicity Bank. The compensation committee of Simplicity Bancorp, Inc. is comprised of directors Steinbach, who serves as Chairman, Breeden, Cochrane and Weisshar.  Each member of the compensation committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The compensation committee report is included elsewhere in this proxy statement.  Our Board of Directors has adopted a written charter for the compensation committee, which is available on Simplicity Bancorp, Inc.’s website at www.simplicitybancorp.com.  The compensation committee met six times during the fiscal year ended June 30, 2014.

The role of the compensation committee is to review annually the compensation levels of the executive officers and recommend compensation changes to the Board of Directors.  The compensation committee is composed entirely of outside, non-employee directors.  It is intended that the executive compensation program will enable us to attract, motivate and retain talented executive officers who are capable of achieving our growth strategy and enhancing long-term stockholder value.  The compensation committee has adopted a compensation philosophy that seeks to provide competitive, performance-based compensation strongly aligned with the financial and stock performance of Simplicity Bancorp, Inc.  The key elements of our compensation program for executives are: base salary, annual incentive compensation and stock based award compensation.  For a discussion of how the compensation committee evaluates compensation components in making its decisions, see “Compensation Discussion and Analysis.”

The compensation committee recommends to the full Board of Directors for approval the Chief Executive Officer’s annual total compensation package, including salary, bonus, incentive and equity compensation.  The Chief Executive Officer is not present during voting or deliberations on his compensation.  With respect to other executive officers, the Chief Executive Officer determines their annual compensation based on both individual and company-wide performance, subject to review by the compensation committee and in accordance with our compensation philosophy.  In addition, the compensation committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of Simplicity Bank’s tax-qualified retirement plans and health and welfare plans.  The compensation committee also reviews the form and amount of compensation paid to our non-management directors from time to time.

The compensation committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services.  While the compensation committee has historically engaged an independent compensation consultant to provide independent, executive, employee and director compensation consulting services, the compensation committee did not engage an independent consultant with regard to determining or recommending the amount or form of executive or director compensation during the fiscal year ended June 30, 2014.

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Governance/Nominating Committee. The governance/nominating committee consists of directors Dacumos, who serves as Chairman, Breeden, Sacher, Steinbach and Weisshar.  Each member of the governance/nominating committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Board of Directors has adopted a written charter for the governance/nominating committee, which is available on Simplicity Bancorp, Inc.’s website at www.simplicitybancorp.com. The governance/nominating committee met three times during the fiscal year ended June 30, 2014.  The functions of the governance/nominating committee include the following:

●	leading the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval;

●
developing and recommending to the Board of Directors other specific criteria not specified in its charter for the selection of individuals to be considered for election or re-election to the Board of Directors;

●	adopting procedures for the submission of recommendations by stockholders for nominees to the Board of Directors; and

●	annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.

The governance/nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for renomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. In addition, the governance/nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Although the governance/nominating committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the governance/nominating committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

●	the highest personal and professional ethics and integrity and whose values are compatible with our values;

●	experience and achievements that have given them the ability to exercise and develop good business judgment;

●	a willingness to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

●	a familiarity with the communities in which we operate and/or are actively engaged in community activities;

●	involvement in other activities or interests that do not create a conflict with their responsibilities to us and our stockholders; and

●	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The governance/nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.

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Procedures for the Nomination of Directors by Stockholders.  The governance/nominating committee has adopted procedures for the submission of recommendations for director nominees by our stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the governance/nominating committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the chairman of the governance/nominating committee at 1359 North Grand Avenue, Covina, California 91724. The chairman must receive a submission not less than one hundred and twenty (120) days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

●	a statement that the writer is a stockholder and is proposing a candidate for consideration by the governance/nominating committee;

●
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

●
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;

●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934;

●	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Simplicity Bancorp, Inc. or its affiliates;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of our stockholders must comply with the procedural and informational requirements described in our bylaws.

Stockholder Communications with the Board of Directors. A stockholder who wants to communicate with the Board of Directors or with any individual director can write to Simplicity Bancorp, Inc. at 1359 North Grand Avenue, Covina, California 91724, Attention: Chairman of the Governance/Nominating Committee. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

●	forward the communication to the director or directors to whom it is addressed;

●
attempt to handle the inquiry directly, or forward the communication for response by another employee. For example, a request for information about us as a stock-related matter may be forwarded to our stockholder relations officer; or

●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

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Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and senior financial officers of Simplicity Bancorp, Inc.  The codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. The codes are available on Simplicity Bancorp, Inc.’s website at www.simplicitybancorp.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Simplicity Bancorp, Inc.’s website.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, directors are expected to attend our annual meetings. All of our current directors attended the prior year’s annual meeting of stockholders.

Audit Committee Report

The audit committee has issued a report which states that it has:

●	reviewed and discussed with management and our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended June 30, 2014;

●
discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended as adopted by the Public Accounting Oversight Board; and

●
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and to be filed with the Securities and Exchange Commission. In addition, the audit committee approved the appointment of Crowe Horwath LLP as the independent registered public accounting firm for us for the fiscal year ending June 30, 2015, subject to the ratification of this appointment by our stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the audit committee.
Michael J. Sacher, Chairman
Giovani O. Dacumos Donald R. Voss

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Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. Our officers and directors and beneficial owners of greater than 10% of our common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure in a company’s annual proxy statement of the failure of an officer, director or greater than 10% beneficial owner of the common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, no officer, director or 10% beneficial owner of our common stock failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 2014.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is responsible for recommending to the full board the compensation of the Chief Executive Officer of Simplicity Bancorp, Inc. and provides oversight regarding the salaries to be paid to those executive officers who report directly to the Chief Executive Officer.  None of the members of the compensation committee was an officer or employee of Simplicity Bancorp, Inc. or Simplicity Bank during the fiscal year ended June 30, 2014, or is a former officer of Simplicity Bancorp, Inc. or Simplicity Bank.

During the fiscal year ended June 30, 2014,  no executive officer of Simplicity Bancorp, Inc. or Simplicity Bank: (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of Simplicity Bancorp, Inc. or as a director of Simplicity Bancorp, Inc. or Simplicity Bank; or (ii) served on the compensation committee of Simplicity Bancorp, Inc.

Compensation Discussion and Analysis

Compensation Objectives.  We believe the most effective executive compensation program is one that is aligned with achievement of our long-term strategic goals and we intend for our compensation program to align executives’ interests with those of the stockholders by rewarding performance for implementing our various strategies with the ultimate objective of improving stockholder value.  We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions and to ensure that compensation provided to key employees keeps these employees focused on value creation.  Accordingly, the objectives of our compensation program are as follows:

●
Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

●
Aligning with Stockholders – We use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

●	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

●	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table which appears later in this proxy statement.  These five executives are referred to in this discussion as “named executive officers.”

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Name	Title

Dustin Luton	President and Chief Executive Officer of Simplicity Bancorp, Inc. and Simplicity Bank

Jean M. Carandang	Chief Financial Officer of Simplicity Bancorp, Inc. and Simplicity Bank

Jeanne R. Thompson	Chief Administrative Officer of Simplicity Bank

David G. Hanighen	Chief Information Officer of Simplicity Bank

Robert R. Reed	Chief Retail Banking Officer of Simplicity Bank

Role of the Compensation Committee and Chief Executive Officer.  Our compensation committee has a significant role in helping achieve our compensation objectives.  The compensation committee is responsible for all compensation and benefit matters relating to the named executive officers, including the evaluation and recommendation of the compensation of our Chief Executive Officer.  The compensation committee regularly evaluates and approves all compensation practices applicable to the named executive officers, including our Chief Executive Officer, provided however that the Chief Executive Officer’s compensation is subject to approval by the full Board of Directors.  In making these determinations, the compensation committee considers the level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, the financial condition and performance of Simplicity Bancorp, Inc. and Simplicity Bank.

Although the compensation committee is ultimately responsible for compensation decisions, input from the Chief Executive Officer is critical to ensuring that the compensation committee and its advisors have the data needed to make informed decisions.  The Chief Executive Officer prepares each named executive officer’s performance summaries and makes determinations regarding his or her compensation in accordance with our compensation philosophy and subject to review and approval by the compensation committee.  Specifically, the Chief Executive Officer provides input to the compensation committee regarding our employee compensation philosophy, process and compensation decisions, and determines the executives who are eligible to participate in our Simplicity Bank Executive Severance Plan (the “Severance Plan”).  However, the Chief Executive Officer has no vote with respect to any compensation committee decision.  Furthermore, the Chief Executive Officer does not attend portions of the compensation committee meetings during which his performance is evaluated or his compensation is being determined.  No named executive officer has a role in determining his or her own compensation.

Role and Relationship of Compensation Consultant.  The compensation committee periodically engages independent compensation consultants to assist it in the compensation process for our named executive officers.  The consultants, who are retained by and report to the compensation committee, work with our senior management team in performing services for the compensation committee.  The consultants provide expertise and information about competitive trends in the employment marketplace, including the established and emerging compensation practices of similarly-situated financial institutions.  The consultants also provide industry market data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for all elements of total compensation.

In determining the compensation program for our named executive officers for the 2014 fiscal year, the compensation committee did not engage an independent consultant.  However, the compensation committee used the most recent information provided by our independent consultant in the design of our compensation program, which was updated to reflect current market practices.

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Market Comparisons.  During the 2013 fiscal year, the compensation committee, in consultation with McLagan, a compensation consulting firm specializing in the banking industry, selected a peer group of 20 public banks based on geographic location, asset size and performance.  The compensation committee reviewed compensation data derived from public filings of these publicly traded financial institutions.  Based on such market comparison information, the recommendations of our Chief Executive Officer and the independent analysis of the data performed by the compensation committee, the compensation committee determined the various components and levels of compensation for our named executive officers.  This information was reviewed during the 2014 fiscal year.  The compensation committee’s philosophy is to utilize benchmarks for establishing and determining all elements of executive compensation.  The compensation committee targets base salary for each named executive officer at the 50th to 60th percentiles of Simplicity Bancorp, Inc.’s peer group, total annual compensation at the 50th to 75th percentiles of Simplicity Bancorp, Inc.’s peer group for target level performance; and the 75th to 90th percentiles of Simplicity Bancorp, Inc.’s peer group for maximum level performance.

The peer group was created based on the following criteria:

●	Publicly traded financial institutions.
●	Locations in the states of California, Oregon and Washington.
●	$500 million - $2.0 billion in assets.
●	Comparable business model and performance results.

The 2014 fiscal year peer group, which was unchanged from 2013 with the exception of one financial institution that was acquired, was as follows:

●	Provident Financial Holdings	●	Heritage Financial Corp.
●	Pacific Continental Corp.	●	Sierra Bancorp
●	Pacific Mercantile Bancorp	●	Bank of Marin Bancorp
●	Heritage Oaks Bancorp	●	Bridge Capital Holdings
●	Banc of California, Inc.	●	Bank of Commerce Holdings
●	Pacific Premier Bancorp	●	Riverview Bancorp, Inc.
●	California United Bank	●	Central Valley Community Bancorp
●	FNB Bancorp	●	First Northern Community Bancorp
●	American River Bankshares	●	Community West Bancshares
●	Heritage Commerce Corp.

Compensation Program.  We provide what we consider to be a competitive compensation package for the named executive officers, comprised of the following elements of compensation:

●	base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for the executive’s position;

●	non-equity incentive compensation which is based on specified goals and benchmarks as designed by senior management and the compensation committee and approved by the compensation committee;

●	long-term equity incentive compensation through grants of stock options and restricted stock awards, which align the interests of the named executive officers with those of our stockholders;

●
severance benefits payable pursuant to an employment agreement with our President and Chief Executive Officer and an executive severance plan for which our named executive officers, other than the President and Chief Executive Officer, are eligible to participate;

●	retirement benefits payable pursuant to our tax-qualified and non-qualified plans; and

●	other broad-based benefits.

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See “Benefit Plans” and “Tax Qualified Benefit Plans” for further details regarding our compensation program.  These benefits are provided to our named executive officers in order to attract and retain these highly qualified individuals for the benefit of all of our stockholders and are considered by the compensation committee to be reasonable when compared to industry practices.  The compensation committee seeks to create what it believes is the best mix of base salary, annual cash incentives, and equity compensation in delivering the named executive officers’ total compensation. The compensation program is also designed to encourage and reward our named executive officers for achieving and maintaining high levels of performance.

The compensation committee reviewed compensation for the fiscal year ended June 30, 2014 for the named executive officers relative to the competitive market and relative to results delivered on established objectives and performance criteria.  The compensation committee concluded that the named executive officers’ compensation was consistent with market practices and competitive, and aligned with the performance of Simplicity Bancorp, Inc. and Simplicity Bank.  Additionally, since our stockholders overwhelmingly approved our executive compensation program as described in our Definitive Proxy Statement for the Annual Meeting of Stockholders filed with the SEC on September 19, 2013 (97.2% of stockholders who voted casted their votes in favor of our executive compensation program for the 2013 fiscal year), we designed our compensation program for the fiscal year ended June 30, 2014 to be materially consistent with last year’s compensation program.

Base Salary. It is our philosophy to maintain base salaries at levels comparable to the salaries paid by similar organizations. In establishing base salaries, we take into account each named executive officer’s ability and experience as well as past and potential performance.  On an annual basis, each named executive officer is evaluated and his or her base salary may be adjusted, based on market data and the above factors.  The base salaries for Mr. Luton, Ms. Carandang, Ms. Thompson, Mr. Hanighen and Mr. Reed were set at $380,000, $217,500, $175,000, $181,000 and $170,000, respectively, for the 2014 fiscal year.  For the 2015 fiscal year, the base salaries of Ms. Carandang, Ms. Thompson, Mr. Hanighen and Mr. Reed were increased to $224,025, $178,500, $186,430 and $175,100, respectively, based on the named executive officer’s individual qualifications, experience, performance and the value of his or her service to the organization.  Mr. Luton’s salary remained the same for the 2015 fiscal year as the compensation committee determined that it was market competitive and required no adjustment. Such base salary increases occurred because the named executive officers’ 2014 base salary was below the range of the 50th to the 60th percentile of Simplicity Bancorp, Inc.’s peer group with respect to their executive positions, and this adjustment help us achieve our desired competitive positioning.

            Annual Cash Incentives.   The Annual Incentive Plan was adopted in order to link potential payments with performance and our stockholders’ interests, and is an integral part of the named executive officers’ total compensation package that recognizes their annual contribution to our success. The Annual Incentive Plan also rewards the named executive officers who are directly responsible for the high performance of Simplicity Bancorp, Inc. and Simplicity Bank.  The Annual Incentive Plan is designed to: (1) support a business change to community-based banking; (2) support a culture change to pay-for-performance; (3) focus the executive team on annual goals to meet long-term goals; (4) reward executives for their contributions; and (5) align compensation with the goals of the organization and marketplace practices.   The plan provides annual incentive awards to participants based on overall company-wide, department and/or individual performance goals as established annually by the compensation committee.  The company-wide performance goals are based on Simplicity Bancorp, Inc.’s and Simplicity Bank’s success as measured by criteria determined by the compensation committee, with input from the Chief Executive Officer which is determined by using performance history, peer data, market data and management’s judgment based on previous experience and projected market conditions.  For the 2014 fiscal year, the company-wide performance goals focused on Simplicity Bancorp, Inc.’s and Simplicity Bank’s profitability, asset quality, core deposit growth, loan growth and customer service.  The department and/or individual performance goals are based on the department and/or participant’s individual success as measured against predetermined goals.  Additionally, participants are only eligible to receive an award under the Annual Incentive Plan if Simplicity Bank achieves a minimum return on average assets (“ROAA”), which is established by the compensation committee at the beginning of the plan year.  This is to ensure that we are achieving a threshold level of profitability before paying bonuses to participants under the Annual Incentive Plan.

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Assuming that Simplicity Bank’s ROAA threshold is satisfied, each participant is eligible to receive an incentive bonus payment based on a percentage of his or her base salary if company-wide and individual performance goals are met at the end of each plan year.  Levels of achievement for the participant’s incentive bonus is set at “threshold,” “target” and “maximum” performance thresholds, such that the participant’s incentive bonus payment amount is determined by the level of achievement of each performance goal related to the participant.  Each performance goal is assigned a percentage weighting to reflect its relative importance and/or difficulty, and the sum of the weightings for each participant must equal 100%.  For the 2014 fiscal year, company-wide goals were weighted 80% for the Chief Executive Officer and 70% for the other named executive officers.  The percentage of payout for overall company performance and for department and/or individual performance are allocated based on the specific weighing of the performance goals and the actual performance compared to the pre-determined “threshold,” “target” and “maximum” performance levels.

 Each named executive officer is required to defer 30% of any incentive award earned during the plan year.   The deferred amount will be payable in two installments, with the first installment to be paid within two and one-half (2.5) months following the end of the first anniversary date following the end of the plan year, and the second installment payment to be paid within two and one-half (2.5) months following the end of the second anniversary date following the end of the plan year, provided the participant is actively employed on such payment dates.  Payments of the deferred amounts to the participants will be subject to certain performance requirements that must be satisfied by Simplicity Bancorp, Inc., Simplicity Bank and/or the participant during such deferral period, which are designed to ensure the sustainability of Simplicity Bancorp, Inc., Simplicity Bank and the participant’s overall performance beyond the one-year performance period.   The company-wide performance requirements focus on the continued profitability and credit quality during the deferral period.

In addition, incentive awards that are payable to participants who are named executive officers will be subject to clawback if the incentive awards were determined based on any materially inaccurate financial information or if the participants’ activities within the plan year, and for one year thereafter, pose material risk to Simplicity Bancorp, Inc. or Simplicity Bank.  We believe that requiring a named executive officer to defer a portion of his or her incentive compensation earned under the plan and having a clawback feature makes the plan more balanced and sensitive to risk, and further aligns the named executive officers’ interests with our stockholders.

Please see “Benefit Plans-Annual Incentive Plan” for a more detailed description of the Annual Incentive Plan.

Equity Compensation and Long-Term Incentive Program.  At the October 26, 2004 annual meeting, the stockholders approved the Simplicity Bancorp, Inc. 2004 Stock Option Plan (“2004 Stock Option Plan”) and Simplicity Bancorp, Inc. 2004 Recognition and Retention Plan (“2004 Recognition and Retention Plan”).  In addition, at the December 22, 2011 annual meeting, the Simplicity Bancorp, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”) was approved by stockholders, which was adopted in connection with our second-step conversion and stock offering in November 2010.   Under these plans, individuals may receive awards of common stock and grants of options to purchase common stock.  The compensation committee believes that officer stock ownership provides a significant incentive in building stockholder value by further aligning the interests of officers and employees with stockholders.  The importance of this long-term, non-cash component of compensation increases as Simplicity Bancorp, Inc.’s common stock appreciates in value.  In addition, stock option grants and stock awards generally vest over a five-year vesting schedule, thereby aiding retention of our named executive officers.  Information regarding the outstanding stock option grants and unvested restricted stock awards is included in the section titled “Benefit Plans — Outstanding Equity Awards at Year End.”

In 2012, the compensation committee implemented a long-term incentive program with the purpose of aligning pay with performance and to encourage and motivate contributions to long-term stockholder value.  Under the long-term incentive program, each named executive officer was eligible to earn a long-term incentive award at the end of the 2014 fiscal year that was initially denominated in cash as a percentage of the named executive officer’s annual base salary (the “Long-Term Cash Award”).  The percentage of annual base salary for each named executive officer was set at “target” and “maximum” performance levels by the compensation committee prior to the 2014 fiscal year.  The Long-Term Cash Award was determined based upon the satisfaction of the goals that applied to each named executive officer under the Annual Incentive Plan for the 2014 fiscal year.  Thereafter, the named executive officer’s Long-Term Cash Award was converted into grants of restricted stock awards that had an equivalent grant date fair value (as computed in accordance with FASB ASC Topic 718).  The equivalent restricted stock awards were granted to the named executive officers on July 30, 2014, and vest ratably over five years commencing on the date of grant.  Please see “Benefit Plans – Long-Term Incentive Program” for a more detailed description of the long-term incentive program.

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Other Benefit Plans.  The compensation committee annually reviews the expense and appropriateness of all benefit plans for the named executive officers and all other employees. The benefit plans include a tax-qualified 401(k) plan and employee stock ownership plan, a non-qualified deferred compensation plan and other benefit plans such as medical, dental, life and disability insurance.

The named executive officers are eligible to participate in a 401(k) plan, which includes the right to receive a matching contribution from Simplicity Bank of up to 50% of the participant’s eligible contributions, not to exceed 10% of the participant’s salary.  The matching contribution and the investment options available to the named executive officers are identical to those available to all other participants.

Under the terms of our employee stock ownership plan, all employees, including our named executive officers, who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are eligible to participate in the employee stock ownership plan.  Allocations under the employee stock ownership plan are based upon each participant’s eligible compensation, up to $255,000 (for the 2013 plan year), in relation to all other participants.

Our named executive officers can elect to participate in the Amended and Restated Simplicity Bank 2005 Executive Nonqualified Retirement Plan, which is a non-qualified deferred compensation plan that allows them to defer a portion of their compensation earned during the plan year. At our discretion, we have the ability to match the elective deferrals of the participants.  No named executive officer is currently participating in the Amended and Restated Simplicity Bank 2005 Nonqualified Retirement Plan.

Employment Agreement and Severance Plan.  On October 30, 2013, Simplicity Bank entered into a new employment agreement with Mr. Luton, and adopted the Severance Plan.  Both the employment agreement and Severance Plan ensure the successful continuation of Simplicity Bank’s business and the fair and equitable treatment of Simplicity Bank’s key executives in connection with certain types of termination of employment, including related to a change in control of Simplicity Bancorp, Inc. or Simplicity Bank.  Each named executive officer, other than Mr. Luton, is a participant in the Severance Plan.  For Ms. Carandang and Ms. Thompson, their employment agreements with Simplicity Bank were terminated on October 30, 2013 as a result of their participation in the Severance Plan.  The compensation committee determined that adopting the Severance Plan for the named executive officers, other than Mr. Luton, would allow for the better management and administration of the severance provisions for key executives.  The new employment agreement with Mr. Luton and the Severance Plan were implemented to better align our severance arrangements for senior management with industry standards and practices.  In addition, the new employment agreement with Mr. Luton and the Severance Plan are designed to give us the ability to retain the services of our senior management team while reducing, to the extent possible, unnecessary disruptions to Simplicity Bank’s business operations.  Moreover, the employment agreement and the Severance Plan provide the named executive officers with severance payments in the event of their involuntary or constructive termination of employment without cause, including upon a termination in connection with a change in control, which provide temporary levels of income following a qualifying termination of employment, and in the case of a change in control, management continuity.

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Tax and Accounting Implications.  In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.  To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation program in a tax efficient manner.

Risk Management.  The compensation committee believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Simplicity Bancorp, Inc. and Simplicity Bank. In addition, the compensation committee believes that the mix and design of the elements of our executive compensation does not encourage management to assume excessive risks.

The compensation committee regularly reviews our incentive-based plans to ensure that controls are in place so that our employees are not presented with the opportunities to take unnecessary and excessive risks that could threaten the value of Simplicity Bancorp, Inc. and Simplicity Bank.  With respect to the Annual Incentive Plan, the compensation committee establishes, reviews and approves individual performance objectives that determine the bonus payments to be made thereunder, and payments are contingent upon Simplicity Bank’s satisfaction of the ROAA performance goal that is established at the beginning of the plan year.  Moreover, we believe that requiring a named executive officer to defer a portion of his or her incentive compensation earned under the Annual Incentive Plan for two years and having a clawback feature makes the Annual Incentive Plan more sensitive to risk and ensures sustainability of our overall performance beyond a one-year performance period.   Finally, our employee stock ownership plan, stock-based incentives plans and long-term incentive program have put more stock into the hands of our employees which will align their interests with those of our stockholders, and in turn encourage and motivate contributions to long-term stockholder value and decrease the likelihood that they would take excessive risks that could threaten the value of their common stock received under each plan.

 Compensation Committee Report

The compensation committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management.  Based on this review and discussion, the compensation committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the compensation committee.

Robert C. Steinbach, Chairman
James L. Breeden
John H. Cochrane
Laura G. Weisshar

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Executive Compensation

Summary Compensation Table. The following table sets forth certain information as to the total compensation paid to Mr. Luton, who served as President and Chief Executive Officer of Simplicity Bancorp, Inc. and Simplicity Bank, Ms. Carandang, who served as Chief Financial Officer of Simplicity Bancorp, Inc. and Simplicity Bank and to the three other most highly compensated executive officers of Simplicity Bank who were serving as executive officers on June 30, 2014.  Each of the individuals listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)

Dustin Luton,	2014	379,750	—	—	107,265	117,298	41,701	646,014
President and Chief Executive	2013	390,698	—	—	135,610	97,344	35,741	659,393
Officer of Simplicity Bancorp, Inc.	2012	337,266	—	—	—	103,873	39,172	480,311
and Simplicity Bank

Jean M. Carandang,	2014	219,920	—	—	53,426	53,691	45,129	372,166
Chief Financial Officer of	2013	223,669	—	—	45,249	44,773	34,047	347,738
Simplicity Bancorp, Inc. and	2012	187,132	—	—	—	34,415	36,000	257,547
Simplicity Bank

Jeanne R. Thompson,	2014	174,904	—	—	43,297	43,425	36,191	297,817
Chief Administrative Officer of	2013	204,717	—	—	37,352	36,417	33,222	311,708
Simplicity Bank	2012	161,410	—	—	—	28,507	30,197	220,114

David G. Hanighen	2014	181,688	—	—	49,810	45,550	38,508	315,556
Chief Information Officer of	2013	196,175	—	—	28,636	39,645	14,314	278,770
Simplicity Bank	2012	119,475	—	—	—	22,296	—	141,771

Robert R. Reed (5)	2014	170,500	—	—	43,528	35,060	35,306	284,394
Chief Retail Banking Officer	2013	170,862	—	—	26,817	30,470	24,702	252,851
Simplicity Bank

(1)	Includes reimbursement for unused earned time off and health insurance premiums in accordance with Simplicity Bank’s policies applicable to all employees.
(2)
Represents the grant date fair value of the restricted stock received by the named executive officers under the 2011 Equity Incentive Plan.  The restricted stock awards were granted in August 2013 based on the dollar amount of each named executive officer’s Long-Term Cash Award (as defined below) earned in 2013.  The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718).  A discussion of the assumptions used in calculating the award values may be found at Note 12 of our notes to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

(3)
All cash incentive plan awards are reported for the fiscal year for which they were earned pursuant to the Annual Incentive Plan, which represents 70% of the incentive award that was earned in 2014 and 50% of the deferred amount attributable to the 2013 and 2012 incentive awards that were attributable to a relevant performance that was satisfied during the 2014 fiscal year.  These awards are traditionally paid during the first quarter of a fiscal year.  The amount reflected in this column does not include (i) any non-equity incentive compensation that was deferred as required under the Annual Incentive Plan and (ii) the Long-Term Cash Awards that were earned by the named executive officers under the long-term incentive program since the Long-Term Cash Awards were converted into restricted stock awards that were granted to the named executive officers on July 30, 2014.   Please see “Benefit Plans-Annual Incentive Plan” and “Benefit Plans – Long-Term Incentive Program” for further details.

(4)
The amounts in this column reflect the various benefits and payments received by the applicable named executive officer.  A break-down of the various elements of compensation in this column is set forth in the table immediately provided below for the fiscal year ended June 30, 2014.

(5)	Mr. Reed was not a named executive officer for the 2012 fiscal year.

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Name	Year	Perquisites ($)(1)	Employer Contributions to 401(k) Plan ($)	RRP Dividends ($)(2)	ESOP Allocation ($)	Total ($)

Dustin Luton	2014	—	4,750	4,738	32,213	41,701
Jean M. Carandang	2014	—	10,039	2,877	32,213	45,129
Jeanne R. Thompson	2014	—	7,458	2,034	26,699	36,191
David G. Hanighen	2014	—	8,920	1,616	27,972	38,508
Robert R. Reed	2014	—	8,074	1,842	25,390	35,306

(1)	For the fiscal year ended June 30, 2014, no named executive officer received perquisites or personal benefits which exceeded $10,000.
(2)	Represents dividends on unvested restricted stock awards granted pursuant to the 2011 Equity Incentive Plan and 2004 Recognition and Retention Plan.

Grants of Plan-Based Awards.  The following table provides information for the fiscal year ended June 30, 2014 as to grants of plan-based awards for our named executive officers.

Grants of Plan-Based Awards For the Fiscal Year Ended June 30, 2014
		Estimated future payouts under Non-			All other	All other
		equity incentive plan awards			stock	option		Grant Date
					awards:	awards:	Exercise or	Fair Value
					number of	number of	base price	of
					shares of	securities	of	Stock and
					stock or	underlying	option	Option
Name	Grant Dates	Threshold	Target	Maximum	units	options	awards	Awards
		($)	($)	($)	(#)	(#)	($/Sh)	($)

Dustin Luton	7/1/2013(1)	—	114,000	190,000	—	—	—	—
	7/1/2013(2)	—	114,000	190,000	—	—	—	—
	8/28/2013(3)	—	—	—	7,189	—	—	107,265

Jean M. Carandang	7/1/2012(1)	—	54,375	87,000	—	—	—	—
	7/1/2012(2)	—	54,375	87,000	—	—	—	—
	8/8/2013(3)	—	—	—	3,506	—	—	53,246

Jeanne R. Thompson	7/1/2012(1)	—	43,750	70,000	—	—	—	—
	7/1/2012(2)	—	43,750	70,000	—	—	—	—
	8/8/2013(3)	—	—	—	2,841	—	—	43,297

David G. Hanighen	7/1/2012(1)	—	45,250	72,400	—	—	—	—
	7/1/2012(2)	—	45,250	72,400	—	—	—	—
	8/8/2013(3)	—	—	—	3,268	—	—	49,810

Robert R. Reed	7/1/2013(1)	—	42,500	68,000	—	—	—	—
	7/1/2013(2)	—	42,500	68,000	—	—	—	—
	8/8/2013(3)	—	—	—	2,856	—	—	43,529

(1)
Represents target and maximum payments achievable under the Annual Incentive Plan, based upon the financial targets to be achieved during the fiscal year ended June 30, 2014. The dollar amounts include the 30% deferral required under the Annual Incentive Plan.

(2)
Represents target and maximum payments achievable under the long-term incentive program, based on the financial targets to be achieved during the fiscal year ended June 30, 2014, which is referred to below as the Long-Term Cash Award.  Each named executive officer’s Long-Term Cash Award was converted into equivalent grants of restricted stock awards on July 30, 2014.

(3)
Represents the restricted stock awards that were granted under the 2011 Equity Incentive Plan on August 28, 2013 for Mr. Luton and August 8, 2013 for the other named executive officers, based on financial targets achieved during the fiscal year ended June 30, 2013 under the long-term incentive program.

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Benefit Plans

Employment Agreement with Dustin Luton. On October 30, 2013, Simplicity Bank entered into an amended and restated employment agreement with Mr. Luton (the “Employment Agreement”), whereby Mr. Luton will continue to serve as the President and Chief Executive Officer of Simplicity Bancorp and Simplicity Bank.  The Employment Agreement has an initial 24 month term.  At least 60 days prior to the anniversary date each year, the disinterested members of the board will review Mr. Luton’s performance and approve the renewal or non-renewal of the Employment Agreement, and record such decision in the board’s minutes.  Mr. Luton’s annual base salary reflected in the agreement is $380,000.  In addition, Mr. Luton will participate in retirement plans and other employee and fringe benefits applicable to executive personnel, including bonus and incentive plans.

In the event of Mr. Luton’s involuntary termination of employment without cause (as defined in the agreement), or voluntarily resignation for “good reason” (as defined in the agreement), he would be entitled to a severance payment equal to one times his annualized base salary, payable in a lump sum within 30 days after his date of termination.  In lieu of the foregoing, if such termination event occurs following a change in control of Simplicity Bancorp or Simplicity Bank  (“Change in Control Termination”), Mr. Luton would be entitled to a severance payment equal to two times the sum of his: (i) annualized base salary; and (ii) highest rate of annual cash bonus earned under the Annual Incentive Plan during the two years preceding the year in which his date of termination occurs, payable in a lump sum within 30 days of his date of termination.

In addition, Mr. Luton will receive from Simplicity Bank, at no cost to him, continued life, medical and disability coverage substantially identical to the coverage maintained by Simplicity Bank for him prior to his termination.  Such continued coverage will cease upon the earlier of: (i) the last day of the 12-month period (or 24-month period in the event of a Change in Control Termination) following his date of termination; or (ii) the date he becomes eligible for comparable benefits through a new employer or Medicare coverage, provided further that if Mr. Luton is covered by family coverage or coverage for himself and a spouse, then his family or spouse will continued to be covered for at least 12 months (or 24 months in the event of a Change in Control Termination), or in the case of the spouse, until the spouse becomes eligible for comparable benefits through a new employer, or Medicare coverage or obtains coverage elsewhere, whichever period is less.

Notwithstanding the foregoing, the payments described above will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.  Furthermore, such payments will not be made unless Mr. Luton releases all claims against Simplicity Bank and Simplicity Bancorp related to his employment.

Executive Severance Plan.  On October 31, 2013, Simplicity Bank adopted the Severance Plan.  The Chief Executive Officer will select the employees who are eligible to participate in the Severance Plan, provided, however, that if a participant becomes a party to an employment or change in control agreement that provides for severance compensation in connection with a change in control of Simplicity Bancorp, Inc. or Simplicity Bank, the employee’s participation in the Severance Plan will immediately cease.  All named executive officers (with the exception of Mr. Luton) are participants in the Severance Plan.  For Ms. Carandang and Ms. Thompson, Simplicity Bank terminated their employment agreements, effective October 30, 2013, as a result of their participation in the Severance Plan.

The Severance Plan provides for certain payments in the event the participant’s employment is involuntarily terminated without cause (as defined in the Severance Plan), or if the participant voluntarily resigns for “good reason” (as defined in the Severance Plan) and either case, without a change in control (as defined in the Severance Plan) or after a change in control (or within 12 months after a change in control in the event of “good reason”) (“Change in Control Termination”).  Specifically, in the event of such termination events without a change in control, each participant is entitled to receive a severance payment equal to one times his or her base salary, payable in a lump sum with 60 days after the date of termination.  In lieu of the foregoing, in the event of a participant’s Change in Control Termination, he or she is entitled to receive a severance payment equal two times the sum of his or her: (i) base salary (determined as of the date of termination); and (ii) the highest annual cash bonus earned under the Annual Incentive Plan in the two years immediately prior to the date of termination, payable in a lump sum within 60 days after the date of termination.

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In addition, Simplicity Bank will provide, at no cost to the participant, continued group health care coverage for the participant and his or her dependents pursuant to the coverage in place as of the participant’s date of termination for 12 months (or 18 months in the event of a Change in Control Termination).

Notwithstanding the foregoing, the participant’s payments described above will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.  Furthermore, such payments will not be made unless the participant releases all claims against Simplicity Bank and Simplicity Bancorp, Inc. related to his or her employment.

Annual Incentive Plan.  Simplicity Bank sponsors the Annual Incentive Plan in order to provide financial incentives to a select group of executive officers.  The compensation committee, with input from the Chief Executive Officer has the authority to select the employees who will participate in the Annual Incentive Plan, determine the terms and conditions of the awards, and interpret the Annual Incentive Plan.  Each named executive officer was eligible to participate in the Annual Incentive Plan for the 2014 fiscal year.

Under the Annual Incentive Plan, the participants are only eligible to receive an award if Simplicity Bank achieves a minimum ROAA, which is set at the beginning of each plan year.  For the 2014 fiscal year, the ROAA threshold was 90% of budgeted ROAA, or 0.38%.  If the ROAA threshold is achieved, a participant is eligible to receive an annual bonus amount based on the satisfaction of company-wide, department and/or individual performance goals as established annually by the compensation committee.  The company-wide performance goals were based on Simplicity Bank’s success as measured by criteria determined by the compensation committee, with input from the Chief Executive Officer and were determined by using performance history, peer data, market data and management’s judgment based on previous experience and projected market conditions.  Company-wide performance objectives focused on Simplicity Bancorp, Inc.’s and Simplicity Bank’s profitability, asset quality, core deposit growth, loan growth and customer service.  The department and/or individual performance goals for named executive officers other than the Chief Executive Officer were based on his or her individual performance objectives set by the Chief Executive Officer and the compensation committee.  The compensation committee establishes and approves the department and/or individual goals for the Chief Executive Officer.  Each participant had five company-wide goals and from one to five performance department and/or individual goals.  For 2014, the company-wide goals related to return on average assets, non-performing assets relative to total assets (“Non-Performing Assets”), core deposit growth, loan growth and customer service.  A participant may also be assigned other personal performance objectives addressing non-routine job goals, such as a new initiative or a substantial enhancement to an existing performance standard.   Each performance goal is assigned a percentage weight to reflect its relative importance and/or difficulty, and the sum of the weights must equal 100% of the annual target bonus, such that if the participant fully achieves all of his or her performance objectives, the participant will receive 100% of the annual target bonus.  The five company-wide goals were each weighted equally.

For 2014, the performance metrics for ROAA, Non-Performing Assets, core deposit growth, loan growth and customer service were established and achieved as follows:

Company Goal	Threshold	Target	Maximum	Achieved
ROAA	0.42%	0.53%	0.64%	0.64%
Nonperforming Assets	1.75%	1.50%	1.25%	0.90%
Core Deposit Growth	$16,600,000	$20,000,000	$25,000,000	$33,032,000
Gross Loans	$745,000,000	$775,000,000	$805,000,000	$724,017,000
Customer Service Metric(1)	4.00	4.20	4.40	4.05

(1)	Customer service metric was established internally by Simplicity Bank and approved by the compensation committee. The results are based on a survey of Simplicity Bank customers.

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Based on the foregoing, Mr. Luton, as Chief Executive Officer, was eligible to receive an annual bonus for target level and maximum level performance of 30% and 50%, respectively, of his annual base salary for 2014.   The other named executive officers were eligible to receive an annual bonus for target level and maximum level performance of 25% and 40%, respectively, of their annual base salary for 2014.   For 2014, Mr. Luton’s, Ms. Carandang’s, Ms. Thompson’s, Mr. Hanighen’s and Mr. Reed’s annual incentive award equaled $112,786, $54,719, $44,032, $47,573 and $40,757, respectively.

As discussed in the Compensation Discussion and Analysis, 70% of each executive’s annual incentive award above was immediately payable.  The remaining 30% was deferred, and will be payable in two equal installments, payable within two and one-half (2.5) months following the years ended June 30, 2015 and June 30, 2016, respectively, provided that: (i) the executive is employed on such payment dates; and (ii) certain performance requirements are satisfied by Simplicity Bancorp, Inc. and Simplicity Bank during the deferral period that are designed to ensure the sustainability of Simplicity Bancorp, Inc., Simplicity Bank and the participant’s overall performance during the deferral period.  During the deferral period, Simplicity Bancorp, Inc. and Simplicity Bank must satisfy the threshold performance metrics above for ROAA and Nonperforming Assets in order for the executive to receive his or her deferred amount.  Notwithstanding subparagraph (i) of this paragraph, the named executive officer (or beneficiary) will still be eligible to receive the deferred payment (and any other deferred payment attributable to prior fiscal years) in the event he or she is no longer employed with Simplicity Bank due to death, disability or termination of employment after attaining age 65, payable on the normal scheduled payment dates of the deferred payments assuming the executive remained employed during such applicable performance periods.  In the event of a change in control of Simplicity Bancorp, Inc. or Simplicity Bank, the total aggregate amount of each named executive officer’s deferred bonus under the plan will become fully vested and payable in a lump sum within 30 days following the effective date of the change in control.

Long-Term Incentive Program. Prior to the beginning of the 2012 fiscal year, Simplicity Bank adopted the long-term incentive program to provide long-term financial incentives to a select group of executive officers.  Under the long-term incentive program, each named executive officer was eligible to receive a long-term incentive award at the end of the 2012 fiscal year that was initially denominated in cash as a percentage of his or her base salary (the “Long-Term Cash Award”), which the percentage was set at “target” and “maximum” performance levels.  For the 2014 fiscal year, Mr. Luton, as Chief Executive Officer, was eligible to earn a Long-Term Cash Award for “target” and “maximum” performance levels at 30% and 50%, respectively, of annual base salary.  The other named executive officers were eligible to earn a Long-Term Cash Award for “target” and “maximum” performance levels at 25% and 40%, respectively, of annual base salary.  The Long-Term Cash Award was determined based upon the satisfaction of company-wide and department and/or individual performance goals that applied to each named executive officer under the Annual Incentive Plan for the 2014 fiscal year described above, and was converted into grants of restricted stock awards that had an equivalent grant date fair value (as computed in accordance with FASB ASC Topic 718).  Such restricted stock awards were granted on July 30, 2014 under the 2011 Equity Incentive Plan, and vest ratably over five years.  These awards are not reflected on the tables above because they were awarded during the 2015 fiscal year.

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Based on the foregoing, the named executive officers earned the following Long-Term Cash Awards for the 2014 fiscal year, and were granted the following equivalent restricted stock awards on July 30, 2014:

Name	Long-Term Cash Award ($)	Equivalent Restricted Stock Award Grant (#)
Dustin Luton (1)	112,786	6,902
Jean M. Carandang (1)	54,719	3,349
Jeanne R. Thompson (1)	44,032	2,695
David G. Hanighen (1)	47,573	2,912
Robert R. Reed (1)	40,757	2,495

(1)	The number of restricted stock awards for each named executive officer was determined based on the $16.34 fair market value of Simplicity Bancorp, Inc. common stock on July 30, 2014.

2004 Stock Option Plan and 2004 Recognition and Retention Plan.  Outside directors and key employees of Simplicity Bank, Simplicity Bancorp, Inc. or their affiliates are eligible to participate in and receive awards under the 2004 Stock Option Plan and the 2004 Recognition and Retention Plan.  Under the 2004 Stock Option Plan, we reserved 409,105 shares of common stock (as adjusted following the completion of our second-step conversion) to be issued pursuant to grants of stock option awards.  A stock option gives the recipient the right to purchase shares of our common stock at a specified price during a specified period of time.  Awards may be granted as either incentive or non-statutory stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient.  Under the 2004 Recognition and Retention Plan, we reserved 163,642 shares of common stock (as adjusted following the completion of our second-step conversion) to be issued pursuant to grants of restricted stock awards.

All stock options vest at a rate determined by the Board of Directors at the time the awards are granted to the recipient.  All restricted stock awards must vest at least 20% per year, beginning one year following the date of grant.  However, stock options will fully vest and become immediately exercisable and restricted stock awards will fully vest upon the recipient’s termination of service due to death or disability, or following a change in control of Simplicity Bancorp, Inc.

2011 Equity Incentive Plan.  In 2011, our stockholders approved the 2011 Equity Incentive Plan to provide offices, employees, directors, directors emeritus and advisory directors of Simplicity Bancorp, Inc. and Simplicity Bank with additional incentives to promote the growth and performance of Simplicity Bancorp, Inc.   The 2011 Equity Incentive Plan authorizes the issuance of up to 892,500 shares of common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options and non-qualified stock options; provided, however, that no more than 255,000 shares may be issued as restricted stock or restricted stock units.

The 2011 Equity Incentive Plan will be administered by the compensation committee.  The compensation committee may grant awards in a combination of incentive and non-qualified stock options or restricted stock or restricted stock units, provided however that non-employees may not receive incentive stock options.

The compensation committee may specify vesting requirements of any award.   However, it is anticipated that stock options and restricted stock awards will generally be granted subject to a vesting schedule of 20% per year over a five year period.  All awards would vest upon death, disability, or retirement (if specifically provided by the compensation committee, except in the case of awards subject to performance-based vesting conditions), or involuntary or constructive termination of employment or service following a change in control. The compensation committee may in its discretion elect to use a different vesting schedule or different performance measures set forth in the 2011 Equity Incentive Plan.

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Outstanding Equity Awards at Year End.  The following table sets forth information with respect to the outstanding equity awards as of June 30, 2014 for the named executive officers.

Outstanding Equity Awards at Year Ended June 30, 2014
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)

Dustin Luton	11/15/2006	28,776	—		24.19	11/15/2016	—		—
	01/30/2009	14,388	—		10.85	01/30/2019	—		—
	06/28/2011	4,800	3,200	(2)	12.30	06/28/2021	800	(3)	13,960
	07/25/2012	—	—		—	—	7,710	(4)	134,539
	08/28/2013	—	—		—	—	7,189	(4)	125,448

Jean M. Carandang	01/30/2009	5,395	—		10.85	01/30/2019	—		—
	06/28/2011	—	—		—	—	800	(3)	13,960
	07/25/2012	—	—		—	—	2,572	(4)	44,881
	08/08/2013	—	—		—	—	3,506	(4)	61,179

Jeanne R. Thompson	11/16/2004	15,826	—		20.16	11/16/2014	—		—
	01/30/2009	10,791	—		10.85	01/30/2019	—		—
	06/28/2011	—	—		—	—	800	(3)	13,960
	07/25/2012	—	—		—	—	2,124	(4)	37,063
	08/08/2013	—	—		—	—	2,841	(4)	49,575

David G. Hanighen	07/25/2012	—	—		—	—	1,628	(4)	28,408
	08/08/2013	—	—		—	—	3,268	(4)	57,026

Robert R. Reed	06/28/2011	—	—		—	—	800	(3)	13,960
	07/25/2012	—	—		—	—	1,524	(4)	26,593
	08/08/2013	—	—		—	—	2,856	(4)	49,837

(1)	This amount is based on the fair market value of Simplicity Bancorp, Inc. common stock of $17.45 on June 30, 2014.
(2)	Stock option awards vest 20% per year commencing on June 28, 2012, such that the stock options will become fully vested on June 28, 2016.
(3)	Restricted stock awards will vest as follows: 400 shares will vest on each of June 28, 2015 and June 28, 2016.
(4)	Restricted stock awards vest 20% per year commencing on the one year anniversary of the grant date.

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Options Exercised and Stock Vested. The following table sets forth information for the named executive officers with respect to option exercises and restricted stock awards that have vested during the fiscal year ended June 30, 2014.

	Option Exercises and Stock Vested for the Fiscal Year Ended June 30, 2014
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)

Dustin Luton	—	—	2,328	35,426

Jean M. Carandang	—	—	2,483	40,590

Jeanne R. Thompson	—	—	931	14,820

David G. Hanighen	—	—	407	6,003

Robert R. Reed	—	—	782	12,623

(1)	The value realized on vesting represents the fair market value of our common stock on the day the restricted stock awards vested.

Amended and Restated Simplicity Bank 2005 Executive Non-Qualified Retirement Plan. Effective January 1, 2005, Simplicity Bank adopted the Amended and Restated Simplicity Bank 2005 Executive Nonqualified Retirement Plan for a select group of management and highly compensated employees.   The plan allows for a participant to elect to defer a portion of his or her base salary into the plan.  In addition, Simplicity Bank, in its sole discretion, may choose to make a matching contribution on behalf of the participant for the plan year.  All employer discretionary contributions vest at a rate of 20% per year, beginning with the participant’s completion of his or her second year of service, and will be fully vested upon completion of six years of service.  However, the participant’s employer discretionary contributions will fully vest in the event of the participant’s separation from service following the participant’s attainment of age 60, or due to disability or death.  All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant.  The participant’s account balance will be credited with earnings based on the participant’s crediting rate.  The crediting rate will be determined based on the participant’s choice among the investment alternatives made available by Simplicity Bank.  Upon the earlier of the participant’s separation from service, death or disability, the participant will be entitled to receive his or her vested account balance payable in a lump sum or annual installments over a period not to exceed 15 years.  In the event of a change in control of Simplicity Bank, the participant’s vested account balance will be payable in a lump sum on the effective date of the change in control.

As of the fiscal year ended June 30, 2014, no named executive officer elected to defer a portion of his or her base compensation into the plan.

Tax-Qualified Benefit Plans

401(k) Plan. Simplicity Bank maintains the Simplicity Bank Employees’ Savings & Profit Sharing Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements.  All employees begin participation in the 401(k) plan in the first calendar quarter on or after the employee attains age 21.

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A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  For 2014 calendar year, the maximum salary deferral contribution that can be made by a participant is $17,500, provided however that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan.  In addition to salary deferral contributions, Simplicity Bank will make a matching contribution equal to 50% of the first 10% of the compensation that is deferred by the participant during the plan year.  A participant is always 100% vested in his or her salary deferral contributions.  All employer contributions vest at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service.  However, a participant will immediately become 100% vested in the employer contributions upon his or her death, disability, or attainment of age 65 while employed with Simplicity Bank.  Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 65), early retirement (age 55 and ten years of vesting service), age 59½ (while employed with Simplicity Bank), death, disability, or termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available, including the Simplicity Bancorp, Inc. Stock Fund, which allows participants to invest in the common stock of Simplicity Bancorp, Inc.

Employee Stock Ownership Plan.   Simplicity Bank maintains the Simplicity Bank Employee Stock Ownership Plan.  Employees of Simplicity Bancorp, Inc. and Simplicity Bank who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the employee stock ownership plan.  As part of the initial public offering of K-Fed Bancorp, the employee stock ownership plan borrowed funds from K-Fed Bancorp to purchase 454,940 shares of common stock, which served as collateral for the loan.  The loan was scheduled to be repaid by Simplicity Bank through discretionary contributions to the employee stock ownership plan over 10 years.    Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among the participants’ accounts as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the unallocated suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated to each eligible participant’s plan account, based on the ratio of each participant’s compensation to the total compensation of all eligible participants.  Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.  Pursuant to FASB ASC Topic 718-40, we are required to record a compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

As a result of the second-step conversion, the shares of K-Fed Bancorp common stock held by the suspense account were converted to 122,731 shares of Simplicity Bancorp, Inc. common stock, and all shares allocated to participants’ accounts were converted to shares of Simplicity Bancorp, Inc. common stock pursuant to the 0.7194 exchange ratio.  In addition, the employee stock ownership plan purchased 382,500 shares of Simplicity Bancorp, Inc. common stock issued in the second-step conversion offering.  The employee stock ownership plan funded its stock purchase with a loan from Simplicity Bancorp, Inc. equal to the aggregate purchase price of the common stock.  This loan will be repaid principally through Simplicity Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 12-year term of the loan.  The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.  Thereafter, the interest rate adjusts annually.  The original loan from K-Fed Bancorp to the employee stock ownership plan in connection with the initial public offering was refinanced and rolled into the loan received by the employee stock ownership plan from Simplicity Bancorp, Inc. in connection with the second-step conversion.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released to the participants’ accounts as the loan is repaid, on a pro-rata basis.  The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of eligible plan compensation relative to all participants’ proportional share of eligible plan compensation.

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Potential Payments Upon Termination or Change in Control.  The following table sets forth estimates of the amounts that would be payable to the named executive officers upon the executive’s voluntary resignation, early retirement, normal retirement, involuntary termination or resignation for “good reason,” termination of employment for “cause,” termination following a change in control, death or disability, if such termination were effective as of June 30, 2014.  The table does not include vested or accrued benefits of the named executive officers under our tax-qualified benefit plans.  The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Voluntary Resignation ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Termination or Resignation for “Good Reason” ($)	Involuntary Termination for Cause ($)	Termination after Change in Control ($)	Disability ($)	Death ($)
Dustin Luton
Employment Agreement (1)	―	―	―	400,926	―	998,501	380,000	400,926
Annual Incentive Plan (2)	―	―	―	―	―	49,927	49,927	49,927
Unvested Stock Option Awards (3)	―	―	―	―	―	16,480	16,480	16,480
Unvested Restricted Stock Awards (4)	―	―	―	―	―	273,947	273,947	273,947

Jean M. Carandang
Severance Plan (1)	―	―	―	218,798	―	526,546	―	―
Annual Incentive Plan (2)	―	―	―	―	―	24,430	24,430	24,430
Unvested Restricted Stock Awards (4)	―	―	―	―	―	120,021	120,021	120,021

Jeanne R. Thompson
Severance Plan (1)	―	―	―	183,588	―	437,496	―	―
Annual Incentive Plan (2)	―	―	19,704	―	―	19,704	19,704	19,704
Unvested Restricted Stock Awards (4)	―	―	―	―	―	100,599	100,599	100,599

David G. Hanighen
Severance Plan(1)	―	―	―	184,366	―	446,498	―	―
Annual Incentive Plan (2)	―	―	―	―	―	21,743	21,743	21,743
Unvested Restricted Stock Awards (4)	―	―	―	―	―	85,435	85,435	85,435

Robert R. Reed
Severance Plan(1)	―	―	―	171,398	―	404,224	―	―
Annual Incentive Plan (2)	―	―	―	―	―	18,757	18,757	18,757
Unvested Restricted Stock Awards (4)	―	―	―	―	―	90,391	90,391	90,391

(footnotes follow on next page)

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(1)
Amount reflects the severance benefits payable to Mr. Luton as stipulated under his employment agreement and to each named executive officer, other than Mr. Luton, as stipulated under the Severance Plan.   The amount provided in the disability column does not reflect any reduction in benefits as a result of any disability insurance provided by Simplicity Bank to Mr. Luton.  Please see the descriptions of each Employment Agreement set forth under “Executive Compensation-Benefit Plans” for further details.

(2)
Amount reflects the portion of the named executive officer’s incentive compensation award that was deferred in accordance with the terms of the Annual Incentive Plan.  The named executive officer (or beneficiary) will be eligible to receive the deferred payment in accordance with the terms of the Annual Incentive Plan in the event of death, disability, a change in control of Simplicity Bancorp, Inc. or Simplicity Bank or termination of employment following the attainment of age 65 during the applicable performance period.

(3)
This amount represents the difference between the fair market value of the Simplicity Bancorp, Inc. common stock at June 30, 2014 and the exercise price of stock option awards that become vested and exercisable as a result of Mr. Luton’s termination of employment following a change in control, death, or disability.  The fair market value of a share of Simplicity Bancorp, Inc. common stock was $17.45 on June 30, 2014.

(4)
This amount represents the fair market value of the named executive officer’s restricted stock that become vested as a result of his or her termination of employment following a change in control, death, or disability.  The fair market value of each share of Simplicity Bancorp, Inc. common stock was $17.45 on June 30, 2014.

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Directors Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the fiscal year ended June 30, 2014.

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)(1)	All other compensation ($)(3)	Total ($)

James L. Breeden	42,375	15,001	—	311	57,687
John H. Cochrane	33,167	15,001	—	311	48,479
Giovani O. Dacumos	37,000	15,001	—	509	52,510
Michael J. Sacher	44,500	15,001	—	426	59,927
Robert C. Steinbach	44,500	15,001	—	311	59,812
Donald R. Voss	48,167	15,001	—	311	63,479
Laura G. Weisshar	33,833	15,001	—	311	49,145

(1)
As of June 30, 2014, the directors had the following outstanding equity awards: Mr. Breeden had 832 restricted stock awards and 4,855 stock option awards; Mr. Cochrane had 832 restricted stock awards; Mr.  Dacumos had 1,232 restricted stock awards; Mr. Sacher had 832 restricted stock awards and 14,388 stock option awards; Mr. Steinbach had 832 restricted stock awards and 17,265 stock option awards; Mr. Voss had 832 restricted stock awards; and Ms. Weisshar had 832 restricted stock awards and 14,388 stock option awards.

(2)
Represents the grant date fair value of the restricted stock received under the 2011 Equity Incentive Plan.  The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718).  A discussion of the assumptions used in calculating the award values may be found at Note 12 of our notes to our consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

(3)
This amount represents dividends received in 2014 on unvested stock awards granted pursuant to the 2004 Recognition and Retention Plan and 2011 Equity Incentive Plan.  For the fiscal year ended June 30, 2014, no director received perquisites or personal benefits which exceeded $10,000.

Board Fees

Members of the Board of Directors of Simplicity Bancorp, Inc. do not receive separate compensation for their service on the Board of Directors of Simplicity Bank.

For the fiscal year ended June 30, 2014, members of the Board of Directors of Simplicity Bancorp, Inc. received an annual retainer of $27,500. The Chairman of the Board of Directors received an additional retainer of $10,000.  The Compensation Committee Chair and the Audit Committee Chair received an additional retainer of $5,000.  Each member of the executive committee and audit committee received an additional annual retainer of $5,000. Each member of the governance/nominating committee received an additional annual retainer of $2,000. The Board Chairman, Mr. Voss, also received an annual retainer of $7,500 for attending monthly credit committee, asset/liability management committee and internal asset review committee meetings of Simplicity Bank.  Mr. Dacumos received an annual retainer of $2,500 for attending quarterly technology steering committee meetings of Simplicity Bank.

Director Plans

Members of the Board of Directors are eligible to participate in the 2004 Stock Option Plan, the 2004 Recognition and Retention Plan and the 2011 Equity Incentive Plan.  Please see the descriptions of each plan set forth under “Benefit Plans” for further details.

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Transactions with Certain Related Persons

Simplicity Bank has a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions as those of comparable transactions with unaffiliated third parties prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. In addition, all loans to directors and executive officers are approved by at least a majority of the independent, disinterested members of the board.

All loans Simplicity Bank makes to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Simplicity Bank. Loans to all directors and executive officers and their associates totaled approximately $2.4 million at June 30, 2014, which was 1.8% of our stockholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at June 30, 2014.

Any transaction with a director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable than those that would be available to us from an unrelated party through an arms-length transaction.

PROPOSAL 2 —  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended June 30, 2014 was Crowe Horwath LLP. Our audit committee has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the fiscal year ending June 30, 2015, subject to the ratification of the engagement by our stockholders. At the annual meeting, our stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the fiscal year ending June 30, 2015. A representative of Crowe Horwath LLP is expected to attend the annual meeting and will have the opportunity to make a statement and respond to appropriate questions.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath LLP during the fiscal years ended June 30, 2014 and June 30, 2013, respectively. The aggregate fees included in the audit fees category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the noted fiscal years.

	2014	2013
Audit Fees	$209,500	$201,550

Audit Related Fees	$—	$—

All Other Fees	$27,147	$25,686

Audit Fees. Audit fees of $209,500 and $201,550 in the fiscal years ended June 30, 2014 and 2013, respectively, were for the audit and review of our consolidated financial statements. These audit fees included fees for the review of the financial statements included in our annual and quarterly reports filed with the Securities and Exchange Commission and the internal controls attestation required under regulations of the Securities and Exchange Commission.

Audit-Related Fees.  There were no audit-related fees in the fiscal years ended June 30, 2014 and 2013.

32

Tax Fees. There were no tax fees in the fiscal years ended June 30, 2014 and 2013.

All Other Fees. Other fees of $27,147 and $25,686 in the fiscal years ended June 30, 2014 and 2013 were for an annual software license fee for accounting research software as well as the audit of Simplicity Bancorp, Inc.’s 401(k) Plan.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm.

The audit committee has considered whether the provision of non-audit services, which relate primarily to tax consulting and other compliance services rendered, is compatible with maintaining the independence of Crowe Horwath LLP. The audit committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as independent registered public accounting firm of Simplicity Bancorp, Inc.

The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has delegated pre-approval authority to its chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2015, the proposal must receive at least a majority of the votes cast, without regard to broker non-votes or abstentions, either in person or by proxy, in favor of such ratification.

The audit committee of the Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2015.

33

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers (“Named Executive Officers”) is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Compensation Discussion and Analysis,” “Executive Compensation,” “Benefit Plans” and Tax-Qualified Benefit Plans.” Stockholders are urged to read the Executive Compensation sections of this proxy statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Securities and Exchange Commission regulations, stockholders will be asked at the annual meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the stockholders of Simplicity Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Compensation Discussion and Analysis, Executive Compensation, Benefit Plans and Tax-Qualified Benefit Plans sections of the proxy statement, including the compensation tables and other narrative executive compensation disclosures set forth in those sections.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the compensation committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the compensation committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board of Directors recommends that you vote “FOR” the resolution set forth in Proposal Three.

34

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT THE 2015 ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Simplicity Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our  books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Simplicity Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2015 annual meeting of stockholders is expected to be held on October 28, 2015.  Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than July 30, 2015 and no later than August 10, 2015.  If notice is received outside of these dates, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

35

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Simplicity Bancorp, Inc.’s executive office, 1359 North Grand Avenue, Covina, California 91724, at a reasonable time prior to the distribution of our proxy materials, which we deem to be no later than May 22, 2015.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

As of the date of this document, the Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at www.proxyvote.com

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Simplicity Bancorp, Inc.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of Simplicity Bancorp, Inc. may solicit proxies personally, by facsimile or by telephone without additional compensation.  Our 2014 Annual Report to Stockholders has been made available to all stockholders of record as of September 5, 2014.  Any stockholder may obtain a copy of the Annual Report on Form 10-K through our website, by calling us or writing us at the address below.  Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

Stockholder Relations
Simplicity Bancorp, Inc.
1359 North Grand Avenue
Covina, California 91724
Phone: (800) 524-2274
Fax: (626) 646-2032
www.simplicitybancorp.com

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nicole Perkins
Nicole Perkins
Corporate Secretary

Covina, California
September 18, 2014

36

SIMPLICITY BANCORP, INC. 1359 NORTH GRAND AVENUE COVINA, CA 91724

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M78369-P56128	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIMPLICITY BANCORP, INC. The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	The election as Directors of all nominees listed below (except as marked to the contrary) each to serve for the terms ending as listed below.

Nominees:

01) John H. Cochrane
02) Donald R. Voss
03) Dustin Luton

								For	Against	Abstain

2.	The approval of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2015.							☐	☐	☐

3.	An advisory, non-binding resolution with respect to our executive compensation.							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

 M78370-P56128

REVOCABLE PROXY SIMPLICITY BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS October 29, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Simplicity Bancorp, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at Hilton Hotel Pasadena, 168 South Los Robles, Pasadena, California, at 5:00 p.m. (pacific time) on Wednesday, October 29, 2014 and at any adjournment or postponement thereof. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as specified on the reverse side.

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Simplicity Bancorp, Inc. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Simplicity Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from Simplicity Bancorp, Inc. prior to the execution of this proxy of a notice of the annual meeting, audited financial statements and a proxy statement dated September 18, 2014.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.